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                                                                    EXHIBIT 99.1


Pannell Kerr Forster of Texas, P.C.
5847 San Felipe, Suite 2400
Houston, Texas 77057

Tel:(713) 860-1400
Fax:(713) 355-3909
www.pkftexas.com


March 17, 2005

Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Part III of Carrizo Oil & Gas, Inc. on Form 12b-25 dated March 17, 2005, and we agree with the statements made therein.


/s/ Pannell Kerr Forster of Texas, P.C.